UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of earliest event reported: January 27, 2020

TSR, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	00-8656	13-2635899
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

400 Oser Avenue, Suite 150, Hauppauge, NY 11788

(Address of Principal Executive Offices) (Zip Code)

(631) 231-0333

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange On Which Registered
Common Stock, par value $0.01 per share	TSRI	NASDAQ Capital Market
Preferred Share Purchase Rights[1]	—	—

[1]	Registered pursuant to Section 12(b) of the Act pursuant to a Form 8-A filed by the registrant on March 15, 2019. Until the Distribution Date (as defined in the registrant’s Rights Agreement dated August 29, 2019), the Preferred Share Purchase rights will be transferred only with the share of the registrant’s Common Stock to with the Preferred Share Purchase Rights are attached.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(c)  Effective as of January 27, 2020, Thomas Salerno was named Acting Chief Executive Officer (principal executive officer) of TSR, Inc. (the “Company”). Since 2011, Mr. Salerno, 52, has served as the Managing Director of TSR Consulting Services, Inc., the Company’s IT consulting services subsidiary and largest business unit. Mr. Salerno has over 20 years of experience in the technology consulting industry. Prior to joining the Company, Mr. Salerno spent eight years at Open Systems Technology as Associate Director, two years as Vice President of Sales and Recruiting for Versatech Consulting and three years as an Account Representative for Robert Half Technologies. Mr. Salerno holds a Bachelor’s Degree from Johnson and Wales University.

Effective as of January 27, 2020, Christopher Hughes, the President, Chief Executive Officer (principal executive officer) and Treasurer of the Company began a temporary leave of absence.

Item 9.01	Financial Statements and Exhibits

The following exhibits are furnished as part of this report.

Exhibit Number	Description
99.1	Press release dated January 29, 2020

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TSR, Inc.

By:	/s/ John G. Sharkey
John G. Sharkey
Senior Vice President and Chief Financial Officer

Dated: January 29 2020

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